UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2009

WENDY’S/ARBY’S GROUP, INC.
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(Exact name of registrant as specified in its charter)

Delaware	1-2207	38-0471180

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 Perimeter Center West Atlanta, Georgia		30338

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(678) 514-4100

(Former Name or Former Address, if Changed Since Last Report):		N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 14, 2009, Wendy’s International, Inc. (“Borrower”), an indirect wholly owned subsidiary of Wendy’s/Arby’s Group, Inc.(“Wendy’s/Arby’s Group”), and Wendy’s International Holdings, LLC (“Holdings”), a direct wholly owned subsidiary of Wendy’s/Arby’s Group, entered into a Credit Agreement, among Borrower, Holdings, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, Wachovia Bank, National Association, as Documentation Agent, and J.P. Morgan Securities, Inc., Banc of America Securities LLC and Wachovia Capital Markets LLC as joint lead arrangers and joint bookrunners (the "Credit Agreement").

            The Credit Agreement provides for a revolving credit facility of $200 million, with a provision to allow for an uncommitted increase of up to an additional $100 million in the revolving facility amount subject to approval and acceptance by the Administrative Agent, among other conditions. The revolving credit facility includes a subfacility for the issuance of letters of credit.  The revolving credit facility will be used for working capital and other general corporate purposes.  As of January 14, 2009, $5.0 million of loans were outstanding and letters of credit in the aggregate amount of $27.2 million were issued under the Credit Agreement.

            The obligations under the Credit Agreement are secured by a perfected first priority security interest in substantially all of the non-real estate assets of Holdings, Borrower and Borrower’s domestic subsidiaries, including all inventory, accounts receivable, rights under franchise agreements, other tangible and intangible assets (other than stock of any direct or indirect foreign subsidiary and certain Unrestricted Subsidiaries (as defined in the Credit Agreement)), and the stock of domestic Restricted Subsidiaries (as defined in the Credit Agreement), as well as by mortgages on certain restaurant properties, in each case subject to certain exceptions.  The terms of the security interest in personal property are set forth in the related Guarantee and Collateral Agreement.

             The revolving credit facility will mature on November 1, 2011.

             A facility fee will be payable quarterly on the average unused amount of the revolving credit facility until the maturity date.  The amount of the facility fee will be between 30 and 50 basis points depending on Standard and Poor’s and Moody’s long-term unsecured senior, non-credit enhanced debt rating of Borrower. Borrower may elect that the revolving loans bear interest at a rate per annum equal to (a) the Alternate Base Rate plus the Applicable Margin or (b) the Eurodollar Base Rate (as defined in the Credit Agreement) plus the Applicable Margin.  “Alternate Base Rate” means the highest of (i) the rate of interest publicly announced by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City, (ii) the federal funds effective rate from time to time plus 0.5% per annum, and (iii) the Adjusted Eurodollar Rate (as defined in the Credit Agreement) for one month plus 1.0% per annum.  The Applicable Margin for the Alternate Base Rate will be between 0.75% and 2.25% depending on Standard and Poor’s and Moody’s rating of Borrower without third-party credit enhancement.  The Applicable Margin for the Eurodollar Rate will be between 1.75% and 3.25% depending on Standard and Poor’s and Moody’s rating of Borrower without third-party credit enhancement.

The Credit Agreement contains customary provisions protecting the lenders against increased costs or loss of yield resulting from changes in reserve, capital adequacy and other requirements of law and from the imposition of or changes in withholding or other certain taxes and indemnifying the lenders for “breakage costs” incurred in connection with, among other things, any prepayment of a eurodollar loan on a day other than the last day of an interest period with respect thereto.

             Mandatory prepayments of the revolving credit facility will be required upon the occurrence of certain events, including the sale of real estate which is mortgaged pursuant to the Credit Agreement and casualty events involving such real estate.

             The representations, covenants, and events of default in the Credit Agreement are customary for financing transactions of this nature. Upon the occurrence of an event of default, the lenders may terminate the loan commitments, accelerate all loans and exercise any of their rights under the Credit Agreement and the ancillary loan documents as a secured party.

             The affirmative and negative covenants in the Credit Agreement include, among others, preservation of corporate existence; payment of taxes; maintenance of insurance; limitations on indebtedness (including guarantee obligations of other indebtedness); liens (including a prohibition on any liens on stock of any direct or indirect foreign subsidiary); mergers, consolidations, liquidations and dissolutions; sales of assets; dividends and other payments in respect of capital stock; capital expenditures; acquisitions, investments, loans and advances; payments and modifications of subordinated and other material debt instruments; transactions with affiliates; sale-leasebacks; changes in fiscal year; hedging arrangements; negative pledge clauses and clauses restricting subsidiary distributions; and material changes in lines of business.

             The Credit Agreement contains financial covenants restricting the maximum consolidated indebtedness to adjusted EBITDA and a minimum consolidated fixed charge coverage ratio.  For purposes of these covenants “consolidated” means the combined results of Borrower and its Restricted Subsidiaries.

In 2008, Triarc Companies, Inc., which has since changed its name to Wendy’s/Arby’s Group, Inc., retained Wachovia Capital Markets LLC (“Wachovia”), an affiliate of one of the lenders under the Credit Agreement, to act as financial advisor and to provide a fairness opinion in connection with the merger with Borrower.  In 2007, a Special Committee of the Board of Directors of Borrower retained J.P. Morgan Securities Inc. (“JPM Securities”), an affiliate of one of the lenders under the Credit Agreement, to act as its financial advisor in considering strategic options available to Borrower.  In addition, certain of the lenders under the Credit Agreement and their affiliates (including Wachovia and JPM Securities and their affiliates) have from time to time provided investment banking, commercial banking and other financial services to Wendy’s/Arby’s Group, Inc. or its affiliates, for which they received customary fees and commissions.  The lenders under the Credit Agreement may also provide these services to Wendy’s/Arby’s Group, Inc. or its affiliates from time to time in the future.

The foregoing summary is qualified in its entirety by reference to the Credit Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.  The Guarantee and Collateral Agreement is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Report, other than the penultimate paragraph thereof, is incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d)              Exhibits

10.1
Credit Agreement dated January 14, 2009, by and between Wendy’s International, Inc., an indirect wholly owned subsidiary of Wendy’s/Arby’s Group, Inc, Wendy’s International Holdings, LLC, a direct wholly owned subsidiary of Wendy’s/Arby’s Group, JPMorgan Chase Bank, N.A., as Administrative Agent, Banc of America, N.A., as Syndication Agent, Wachovia Bank, National Association, as Documentation Agent, and J.P. Morgan Securities, Inc., Banc of America Securities LLC and Wachovia Capital Markets LLC as joint lead arrangers and joint bookrunners.

10.2
Guarantee and Collateral Agreement dated January 14, 2009, by and between Wendy’s International Holdings, LLC, Wendy’s International, Inc. and certain of its subsidiaries, and JPMorgan Chase Bank, N.A., as Collateral Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WENDY’S/ARBY’S GROUP, INC.
By: /s/ NILS H. OKESON
Nils H. Okeson
Senior Vice President,
Dated: January 15, 2009	General Counsel and Secretary

EXHIBIT INDEX

Exhibit                      Description

10.1
Credit Agreement dated January 14, 2009, by and between Wendy’s International, Inc., an indirect wholly owned subsidiary of Wendy’s/Arby’s Group, Inc, Wendy’s International Holdings, LLC, a direct wholly owned subsidiary of Wendy’s/Arby’s Group, JPMorgan Chase Bank, N.A., as Administrative Agent, Banc of America, N.A., as Syndication Agent, Wachovia Bank, National Association, as Documentation Agent, and J.P. Morgan Securities, Inc., Banc of America Securities LLC and Wachovia Capital Markets LLC as joint lead arrangers and joint bookrunners.

10.2
Guarantee and Collateral Agreement dated January 14, 2009, by and between Wendy’s International Holdings, LLC, Wendy’s International, Inc. and certain of its subsidiaries, and JPMorgan Chase Bank, N.A., as Collateral Agent.